EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of L-1 Identity Solutions, Inc. (formerly known as Viisage Technology, Inc.) of our report dated February 24, 2006, relating to the consolidated financial statements of Integrated Biometric Technology, Inc. (a Subchapter S Corporation) which is incorporated by reference into the Current Report on Form 8-K/A of Viisage Technology, Inc. filed on February 27, 2006.

/s/ BDO SEIDMAN, LLP

Memphis, Tennessee

September 28, 2006